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                                                                   EXHIBIT 10.31

                     GUARANTY OF PERFORMANCE AND COMPLETION

     THIS GUARANTY OF PERFORMANCE AND COMPLETION (this "Completion Guaranty"), dated as of December 13, 2000, is made by BOYD GAMING CORPORATION, a Nevada corporation (the "Guarantor"), in favor of each of the Administrative Agent and the Lenders and their respective successors, transferees and assigns.

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Marina District Finance Company, Inc., a New Jersey corporation (the "Borrower"), Marina District Development Company, LLC, a New Jersey limited liability company ("MDDC"), the various lending institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto, the Issuing Bank and Canadian Imperial Bank of Commerce, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for the Lenders, the Lenders have extended Commitments to make Loans to the Borrower and the Issuer has agreed to issue Letters of Credit for the account of the Borrower; and

     WHEREAS, as a condition precedent to the effectiveness of the Credit Agreement, the Guarantor is required to execute and deliver this Completion Guaranty; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Completion Guaranty; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Completion Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lenders pursuant to the Credit Agreement and the Letters of Credit issued for the account of the Borrower under the Credit Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower and the Issuer to issue Letters of Credit for the account of the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of the Administrative Agent and each Lender, as follows:

1. Definitions. Terms defined in the Credit Agreement and not otherwise defined in this Completion Guaranty shall have the meanings ascribed to them in the Credit Agreement. As used in this Completion Guaranty, the following terms shall have the meanings respectively set forth after each:

     "Bankruptcy Code" shall mean Title 11 of the United States Code as amended from time to time.


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     "Enforcement Costs" means all out-of-pocket costs and expenses of the
     Administrative Agent and the Lenders in connection with the enforcement of their rights and remedies under this Completion Guaranty and any amendment, waiver or consent relating hereto including, without limitation, reasonable attorneys' fees and costs and expenses, court costs and filing fees in addition to all other amounts due hereunder whether or not such Enforcement Costs are incurred in one or more proceedings.

     "Existing Senior Facility" shall mean that certain credit facility pursuant to that certain First Amended and Restated Credit Agreement dated as of June 30, 1999, among the Guarantor, as Borrower, certain commercial lending institutions set forth therein, as the Lenders, Administrative Agent, as the L/C Issuer and administrative agent, Wells Fargo Bank, N.A. as Swingline Lender and Syndication Agent, and Bank of America, N.A., as Documentation Agent as such agreement may be modified, amended, restated, amended and restated, supplemented, replaced, refinanced or any provision thereof waived. All terms of the Existing Senior Facility to which reference is made herein, together with all related definitions, ancillary provisions and related schedules, are hereby incorporated into this Completion Guaranty by reference as though specifically set forth in this Completion Guaranty. To the extent that the First Amended and Restated Credit Agreement described above is replaced or refinanced, any reference herein to a Section or Article of such First Amended and Restated Credit Agreement shall refer to the corresponding Section or Article of such replacement agreement. If the First Amended and Restated Credit Agreement shall be terminated and not replaced or refinanced, the term "Existing Senior Facility" shall refer to the First Amended and Restated Credit Agreement or successor Existing Senior Facility as in effect on the date of such termination.

     "GAAP" shall mean the generally accepted accounting principles as in effect from time to time in the United States.

     "Guaranteed Obligations" means the obligations of the Guarantor under
     Section 2 of this Completion Guaranty.

     "Insolvency Proceeding" shall mean any case or proceeding, voluntary or involuntary, under the Bankruptcy Code, or any similar existing or future law of any jurisdiction, foreign, state or federal, relating to bankruptcy, insolvency, reorganization or relief of debtors.

     "Material Adverse Effect" means (x) a material adverse effect on the financial condition, business or property of the Guarantor or on its ability to perform in all material respects its obligations under any Loan Document to which it is a party, (y) a material adverse effect on the financial condition, business, property and ability of any other Project Party to perform in all material respects its obligations under any Loan Document to which it is a party or (z) a material impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent, the Issuer or the Lenders under any of the Loan Documents.


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2.   Guaranty of Completion and Performance. The Guarantor absolutely, unconditionally and irrevocably, on the terms and subject to the conditions set forth herein, guarantees to the Administrative Agent and the Lenders that:

     (a) until terminated as provided in Section 3 hereof, promptly after receipt by the Guarantor of any written notice from the Administrative Agent specifying any of the obligations of the Credit Parties specified in this clause that are not being complied with by the Credit Parties, the Guarantor will perform or shall cause the Credit Parties to perform the obligations set forth in Sections 7.1.10 [Project Costs], 7.1.12 [Diligent Construction of the Project], 7.1.13 [Compliance with Legal Requirements], 7.1.14 [In Balance; Borrower Equity], 7.1.16 [Plans and Specifications], 7.1.17 [Construction Consultant], 7.1.20 [Application of Insurance and Condemnation Proceeds], 7.1.23 [Compliance with Material Project Documents] and
          7.1.25 [Further Construction Undertakings] of the Credit Agreement;

     (b) until terminated as provided in Section 3 hereof, promptly after receipt by the Guarantor of any written notice from the Administrative Agent specifying any of the obligations of the Credit Parties specified in this clause that are not being complied with by the Credit Parties, the Guarantor will perform or shall cause the Credit Parties to perform the obligations set forth in Sections 7.2.16 [Scope Changes] and 7.2.17 [Scope Changes and Amendments of Project Budget and Construction Benchmark Schedule] of the Credit Agreement;

     (c) in the event the Guarantor shall fail or refuse to pay or perform the Guaranteed Obligations under this Completion Guaranty, the Administrative Agent may pay or perform or cause the payment and performance of the Guaranteed Obligations of the Guarantor hereunder in which case the Guarantor, upon demand by the Administrative Agent, shall pay any and all costs, expenses and liabilities for such costs and expenses in connection with the Completion of the Project as contemplated by the Credit Agreement, or cause any Lien in connection with the Completion thereof or any claim or demand for the payment of the cost of the Completion of the Project to be bonded, discharged, released or paid as contemplated by the Credit Agreement, shall reimburse the Administrative Agent for all sums paid and all reasonable costs, expenses or liabilities incurred by the Administrative Agent in connection therewith; and

     (d)  the Guarantor shall pay the Enforcement Costs.

3. Continuation of Guaranty. Subject to the following sentence, this Completion Guaranty shall continue to be in full force and effect whether or not the Obligations of the Borrower under the Credit Agreement have been accelerated pursuant to the provisions of Section 8.2 or 8.3 thereof. Subject to the provisions of Section 9 hereof, provided that any Enforcement Costs owing hereunder have been paid, this Completion Guaranty shall terminate upon submission by the Guarantor of a Final Completion Certificate substantially in the form of Exhibit A hereto on or after the earliest of the following dates: (i) the Final Completion Date, so long as no Event of Default under and as defined


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     in the Credit Agreement has occurred and is continuing, (ii) if an Event of
     Default under and as defined in the Credit Agreement exists on the Final Completion Date, the earlier of (x) the date of the cure or waiver of such Event of Default, and (y) the date six months after the Final Completion Date; provided, however, that if on such date an enforcement of a warranty is being pursued, then the Completion Guaranty shall continue in effect but only with respect to the enforcement action being pursued, and this Completion Guaranty shall terminate with respect to such enforcement action on the earlier of (A) the date of the cure of waiver of the Event of Default existing on the Final Completion Date and not cured or waived on the date six months after the Final Completion Date, and (B) the date of the settlement or termination of the enforcement action being pursued as of the date six months after the Final Completion Date, and (iii) the date on which all Obligations are paid in full and the Commitments have been terminated. Notwithstanding any other provision of this Completion
     Guaranty, from and after the Final Completion Date and payment of any Guaranteed Obligations owing as of such date, the Guarantor shall have no further obligations hereunder except for the obligation to cause MDDC to enforce its rights under construction warranties with respect to any construction defects. All amounts received by the Administrative Agent hereunder shall be applied by it to the satisfaction of the Guaranteed Obligations and in accordance with the Loan Documents.

4. Proof of Damages. If the Guarantor shall at any time or from time to time fail to perform or comply with any of the Guaranteed Obligations contained herein and if for any reason the Administrative Agent has failed to receive when due and payable the payment of any amount payable by the Guarantor under this Completion Guaranty, then (i) it shall be assumed conclusively without necessity of proof that such failure by the Guarantor was the sole and direct cause of the Lenders failing to receive such payment when due irrespective of any other contributing or intervening cause whatsoever, and
     (ii) the Guarantor further irrevocably waives to the fullest extent permitted by law any right or defense the Guarantor may have to cause the Lenders to prove the cause or amount of such damages.

5. Rights of the Administrative Agent. The Guarantor authorizes the Administrative Agent, on behalf of the Lenders, to perform any or all of the following acts at any time in its sole discretion, all without notice to the Guarantor and without affecting the payment and performance of the Guaranteed Obligations by the Guarantor:

     (a) The Administrative Agent and the Lenders may alter any terms of the Loan Documents to which the Guarantor is not a party, including renewing, compromising, extending, enforcing or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loans or any part of them or increasing or decreasing the amount of the Loans or any other fees payable under the Loan Documents.

     (b) The Administrative Agent and the Lenders may take and hold security for the Loans, the Letters of Credit and the Borrower's other obligations under the Credit Agreement, and the Guaranteed Obligations under this Completion Guaranty, accept additional or substituted security for any of the foregoing, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.


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     (c)  The Administrative Agent and the Lenders may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loans, the Letters of Credit, this Completion Guaranty or any of the other Loan Documents, and may also bid at any such sale.

     (d) The Administrative Agent and the Lenders may apply any payments or recoveries from the Borrower, or any other source (other than the Guarantor), and any proceeds of any security, to the Borrower's obligations under the Loan Documents in such manner, order and priority as they may elect, whether or not those Obligations are supported by this Completion Guaranty or secured at the time of the application.

     (e) The Administrative Agent and the Lenders may release the Borrower of its liability for the Obligations under the Credit Agreement or any portion thereof.

     (f) The Administrative Agent and the Lenders may substitute, add or release any one or more guarantors or endorsers.

     (g) In addition to the Obligations under the Credit Agreement, the Administrative Agent and the Lenders may extend other credit to the Borrower, its Affiliates and the Guarantor or their respective Affiliates and may take and hold security for the credit so extended, all without affecting the Guarantor's liability under this Completion Guaranty.

     (h) The Administrative Agent and the Lenders may change the terms or conditions of disbursement of the Loans or the issuance of the Letters of Credit.

     (i) The Administrative Agent and the Lenders may advance additional funds to the Borrower for any purpose.

6. Completion Guaranty to be Absolute. The Guarantor expressly agrees that until the Final Completion Date the Guarantor shall not be released from the Guaranteed Obligations hereunder by or because of:

     (a) Any act or event which might otherwise discharge, reduce, limit or modify the Guaranteed Obligations;

     (b) Any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or the Lenders, or any failure to proceed promptly or otherwise as against the Borrower, the Guarantor, MDDC or any security,

     (c) Any action, omission or circumstance which might increase the likelihood that the Guarantor may be called upon to perform under this Completion Guaranty or which might affect the rights or remedies of the Guarantor as against the Borrower or MDDC; or

     (d) Any dealings occurring at any time between the Borrower, MDDC, the Guarantor, the Administrative Agent or any Lender, whether relating to the Loans, the Letters of Credit or otherwise.


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     The Guarantor hereby expressly waives and surrenders any defense to its liability under this Completion Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Completion Guaranty that the Guaranteed Obligations shall be absolute and unconditional under any and all circumstances.

7.   Guarantor's Waivers. The Guarantor waives:

     (a) Any right it may have to require the Administrative Agent or the Lenders to proceed against the Borrower or MDDC, proceed against or exhaust any security held from the Borrower, or MDDC, or pursue any other remedy in their power to pursue;

     (b) Any defense based on any claim that the Guaranteed Obligations exceed or are more burdensome than those of the Borrower or MDDC;

     (c) Any defense based on: (i) any legal disability of the Borrower or MDDC, (ii) any release, discharge, modification, impairment or limitation of the liability of the Borrower and/or MDDC under the Loan Documents from any cause, whether consented to by the Administrative Agent or any Lender or arising by operation of law or from any Insolvency Proceeding, (iii) any rejection or disaffirmance of the Loans or any security held for the Loans, in any Insolvency Proceeding and (iv) the Guarantor's rights under applicable New Jersey law, the Guarantor specifically agreeing that this clause (iv) shall constitute a waiver of discharge under applicable New Jersey law;

     (d) Any defense based on any action taken or omitted by the Administrative Agent or any Lender in any Insolvency Proceeding involving the Borrower or MDDC, including any election to have a claim allowed as being secured, partially secured or unsecured, any extension of credit by the Administrative Agent or any Lender to the Borrower in any Insolvency Proceeding, and the taking and holding by the Administrative Agent or any Lender of any security for any such extension of credit;

     (e) All presentments, demands for performance, protests, notices of protest, notices of dishonor, notices of acceptance of this Completion Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

     (f) Any defense based on or arising out of any defense that the Borrower or MDDC may have to the payment or performance of the Obligations under the Credit Agreement or any portion of such Obligations; and

     (g) Any defense or benefit based on applicable New Jersey law and judicial decisions relating thereto and applicable New Jersey law and judicial decisions relating thereto.


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8.   Waivers of Subrogation and Other Rights.

     (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent in its sole discretion (except where the consent of all Lenders or Required Lenders is otherwise required pursuant to the Loan Documents), without prior notice to or consent of the Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security for the Obligations under the Loan Documents, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Loans or any part thereof or any of the Letters of Credit or make any other accommodation with the Borrower, MDDC or the Guarantor, or (iv) exercise any other remedy against the Borrower, MDDC or any security. No such action by the Administrative Agent or any Lender shall release or limit the liability of the Guarantor, who shall remain liable under this Completion Guaranty after the action, even if the effect of the action is to deprive the Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from the Borrower or MDDC for any sums paid to the Administrative Agent or the Lenders, whether contractual or arising by operation of law or otherwise. The Guarantor expressly waives any defenses or benefits that may be derived from applicable New Jersey law and judicial decisions relating thereto, or provisions of New Jersey law which are comparable to California Civil Procedure Sections 580a, 590b, 580d, or 726 or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses they otherwise might or would have under New Jersey law or other applicable law. The Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by the Administrative Agent or any Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Obligations under the Credit Agreement.

     (b) Regardless of whether the Guarantor may have made any payments to the Administrative Agent or any Lender, the Guarantor hereby waives: (i) all rights of subrogation, all rights of indemnity; and any other rights to collect reimbursement from the Borrower or MDDC for any sums paid to the Administrative Agent or any Lender, whether contractual or arising by operation of law (including the Bankruptcy Code) or otherwise, (ii) all rights to enforce any remedy that the Administrative Agent or any Lender may have against the Borrower or MDDC or any other Person, and (ii) all rights to participate in any security now or later to be held by the Administrative Agent or any Lender for the Obligations under the Credit Agreement. The waivers given in this Section 8(b) shall be effective until the Loans and all other Obligations under the Credit Agreement have been indefeasibly paid and performed in full and all Commitments have been terminated.


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     (c)  The Guarantor understands and acknowledges that if the Administrative
          Agent or any Lender forecloses judicially or nonjudicially against any real property security for the Obligations under the Loan Documents, that foreclosure could impair or destroy any ability that the Guarantor may have to seek reimbursement, contribution or indemnification from the Borrower, or MDDC, or others based on any right the Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by the Guarantor under this Completion Guaranty. The Guarantor further understands and acknowledges that in the absence of this Section 8, such potential impairment or destruction of the Guarantor's rights, if any, may entitle the Guarantor to assert a defense to this Completion Guaranty. By executing this Completion Guaranty, the Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that the Guarantor will be fully liable under this Completion Guaranty even though the Administrative Agent or the Lenders may foreclose judicially or nonjudicially against any real property security for the Obligations under the Loan Documents; (ii) agrees that the Guarantor will not assert that defense in any action or proceeding which the Administrative Agent or the Lenders may commence to enforce this Completion Guaranty; and (iii) acknowledges and agrees that the Administrative Agent and the Lenders are relying on this waiver in making the Loans and issuing the Letters of Credit, and that this waiver is a material part of the consideration which they are receiving for making the Loans and issuing the Letters of Credit.

9. Revival and Reinstatement. If the Lenders are required to pay, return or restore to the Guarantor any amounts previously paid with respect to the Guaranteed Obligations because of any Insolvency Proceeding of the Guarantor, any stop notice or any other reason, the Guaranteed Obligations shall be reinstated and revived and the rights of the Administrative Agent and the Lenders shall continue with regard to such amounts, as though they had never been paid. This provision shall survive any termination of this Completion Guaranty.

10. Representations and Warranties. The Guarantor hereby represents and warrants unto the Administrative Agent and each Lender as follows:

     (a) The execution, delivery and performance by the Guarantor of this Completion Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (i)  contravene the Guarantor's Organizational Documents;

          (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Guarantor or any of its properties; or

          (iii) result in, or require the creation or imposition of, any Lien on any of the Guarantor's properties.


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     (b)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Guarantor of this Completion Guaranty.

     (c) This Completion Guaranty constitutes the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms except as enforceability may be subject applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally, and/or general principles of equity.

     (d) By its execution hereof, the Guarantor hereby also represents and warrants that as of the date hereof:

          (i) the representations and warranties set forth in Article VI of the Existing Senior Facility (excluding, however, those contained in Section 6.7) are true and correct in all material respects with the same effect as if now made (unless stated to relate solely to an early date, in which case such representations and warranties were true and correct as of such earlier date);

          (ii) no labor controversy, litigation, action, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its Subsidiaries which if adversely determined may reasonably be expected to have a Material Adverse Effect; and

          (iii) no Default (as defined in the Existing Senior Facility) has occurred and is continuing under the Existing Senior Facility.

11. Affirmative Covenants. Subject to Section 3, until the Final Completion Date, the Guarantor agrees as follows:

     (a) The Guarantor will furnish to the Administrative Agent copies of the following financial statements, reports, notices and information:

          (i) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Guarantor, consolidated balance sheets of the Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Guarantor and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of the Guarantor;

          (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Guarantor, a copy of the annual audit report for such Fiscal Year for the Guarantor and its Subsidiaries, including therein


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                 consolidated balance sheets of the Guarantor and its
                 Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flow of the Guarantor and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification, as such term is defined in the Existing Senior Facility) in a manner acceptable to the Administrative Agent by Deloitte & Touche or other independent public accountants reasonably acceptable to the Administrative Agent (as such term is defined in the Existing Senior Facility);

          (iii) promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Guarantor by independent accountants in connection with the accounts or books of the Guarantor or any of its Subsidiaries, or any audit of any of them;

          (iv) as soon as possible and in any event within five days after the Guarantor obtains knowledge of the occurrence of any Default under the Existing Senior Facility, a statement of an Authorized Officer of the Guarantor setting forth details of such Default and the action which the Guarantor has taken and proposes to take with respect thereto;

          (v) as soon as possible and in any event within five days after the Guarantor obtains knowledge of the (x) occurrence of any material adverse development with respect to any labor controversy, litigation, action or proceeding described in
                 Section 6.7 of the Existing Senior Facility (including, without limitation, the entry against the Guarantor or any of its Subsidiaries of a judgment in excess of $1,000,000) or (y) commencement of any material labor controversy, litigation, action or proceeding of the type described in Section 6.7 of the Existing Senior Facility, notice thereof and, as promptly as possible, but in no event later than ten Business Days after such event, copies of all documentation relating thereto;

          (vi) promptly after the sending or filing thereof, copies of all reports which the Guarantor sends to any of its security holders and copies of all material filings that the Guarantor makes with any regulatory commission having jurisdiction over the Guarantor (except to the extent that such reports are restricted from disclosure by the particular regulatory agency), and all reports and registration statements which the Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (vii) promptly upon becoming aware of the institution of any steps by the Guarantor or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which is reasonably


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                 likely to result in the requirement that the Guarantor furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which is reasonably likely to result in the incurrence by the Guarantor of any material liability, fine or penalty, or any material increase in the contingent liability of the Guarantor with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

          (viii) such other information respecting the condition or operations, financial or otherwise, of the Guarantor or any of its Subsidiaries as any Lender or the Administrative Agent may from time to time reasonably request.

     (b) The Guarantor agrees that it will perform, comply with and be bound by all of its agreements, covenants and obligations contained in Article VII of the Existing Senior Facility (other than Section 7.1 thereof).

     (c) The Guarantor agrees that it will maintain a minimum of $50,000,000 of unused and available commitments under its Existing Senior Facility that it can borrow in accordance with the terms thereof.

12. Negative Covenants. Subject to Section 3, until the Final Completion Date, the Guarantor agrees that the Guarantor will perform, comply with and be bound by all of its agreements, covenants and obligations contained in
     Article VIII of the Existing Senior Facility.

13. Payments. All payments to be made hereunder by the Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without setoff, deduction (whether for Taxes, excluding taxes imposed on or measured by net income or receipts, or otherwise) or counterclaim.

14. Consequences of Specified Events. Subject to Section 3, if at any time prior to the Final Completion Date (each of the following, a "Specified Event"),

     (a) The Guarantor shall fail to pay within three days of the date when due any payment required to be made under this Completion Guaranty.

     (b) Any representation or warranty of the Guarantor made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Guarantor to the Administrative Agent of any Lender for the purposes of or in connection with the Completion Guaranty is or shall be incorrect when made in any material respect.

     (c) The Guarantor shall default in the due performance and observance of any of its obligations under Section 11(a) and such default shall continue unremedied for a period of thirty days after notice thereof shall have been given to the Guarantor by the Administrative Agent; provided, however, that the cure or waiver of Event of Default under the Existing Senior Facility shall result in automatic cure of the corresponding Event of Default under this Section 14(c) without any action by any party hereto.

     (d) The Guarantor shall default in the due performance and observance of any of its obligations under Section 11(b) or Section 12 and such default shall continue unremedied for the applicable cure period therefor; provided, however, that the cure or waiver of Event of Default under the Existing Senior Facility shall result in automatic cure of the corresponding Event of Default under this Section 14(d) without any action by any party hereto.

     (e) The Guarantor shall default in the due performance and observance of its obligations under Section 11(c) and such default shall continue unremedied for a period of two Business Days.

     (f) An Event of Default shall have occurred and be continuing under the Existing Senior Facility provided, however, that the cure or waiver of Event of Default under the Existing Senior Facility shall result in automatic cure of the corresponding Event of Default under this
          Section 14(f) without any action by any party hereto;

     Then, at the option of the Required Lenders, an Event of Default shall exist under this Completion Guaranty and the Lenders, without any further notice to the Guarantor or any other Person, shall be entitled to exercise all rights and remedies available hereunder, under the other Loan Documents and at law and equity; provided, however, the Required Lenders may, at their option, demand performance by the Guarantor of the Guaranteed Obligations without declaring an Event of Default under the other Loan Documents.

15.  Miscellaneous Provisions.

     (a) This Completion Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     (b) This Completion Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Guarantor may not assign or transfer its obligations hereunder without the prior written consent of the Administrative Agent and all Lenders, which consent shall be determined in good faith in their sole discretion.

     (c) The provisions of this Completion Guaranty may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Guarantor and the Required Lenders (unless the other Loan Documents would require such amendment to be consented to by all Lenders).

     (d) All notices and other communications provided to any party hereto under this Completion Guaranty shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or Term Lender Joinder Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All such notices and communications shall be deemed to have been properly given if (i) hand delivered with receipt acknowledged by the recipient; (ii) if mailed, upon the fifth Business Day after the date on which it is deposited in registered or certified mail, postage prepaid, return receipt requested or (iii) if by Federal Express or other nationally-recognized express courier service with instructions to deliver on the following Business Day, on the next Business Day after delivery to such express courier service. Notices and other communications may also be properly given by facsimile but shall be deemed to be received upon automatic facsimile confirmation of receipt thereof by the intended recipient's machine with the original of such notice or communication to be given in the manner provided in the second sentence of this Section; provided, however, that the failure to deliver a copy in accordance with the second sentence of this Section shall not invalidate the effectiveness of such facsimile notice.

If to the Administrative Agent:     Canadian Imperial Bank of Commerce
                                    200 West Madison Street
                                    Suite 2600
                                    Chicago, Illinois
                                    Attn: Mr. John D. Palomo
                                    Telephone No.: (312) 855-3225
                                    Facsimile No.: (312) 855-3235

With a copy to:                     CIBC World Markets Corp.
                                    350 South Grand Avenue
                                    Suite 2600
                                    Los Angeles, California  90071
                                    Attn: Mr. Dean J. Decker
                                    Telephone No.: (213) 617-6245
                                    Facsimile No.: (213) 346-0157

If to the Guarantor                 Boyd Gaming Corporation
                                    2950 South Industrial Road
                                    Las Vegas, Nevada 89109
                                    Attn: Chief Financial Officer
                                    Telephone No.: (702) 792-7210
                                    Facsimile No.: (702) 792-7313

with a copy to:                     Boyd Gaming Corporation
                                    2950 South Industrial Road
                                    Las Vegas, Nevada 89109
                                    Attn: General Counsel
                                    Telephone No.: (702) 792-7200
                                    Facsimile No.: (702) 792-7313

     (e) No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under this Completion Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Guarantor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under this Completion Guaranty shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     (f) The various headings of this Completion Guaranty are inserted for convenience only and shall not affect the meaning or interpretation of this Completion Guaranty or any provisions hereof.

     (g) Any provision of this Completion Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Completion Guaranty or affecting the validity or enforceability of such provision in any other jurisdiction.

     (h) THIS COMPLETION GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS COMPLETION GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     (i) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS COMPLETION GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE GUARANTOR IN CONNECTION HEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE

          OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE GUARANTOR'S BEHALF AND ON BEHALF OF THE GUARANTOR'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 15(D). THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS COMPLETION GUARANTY.

     (j) BY THEIR ACCEPTANCE OF THIS COMPLETION GUARANTY THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS COMPLETION GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE GUARANTOR IN CONNECTION HEREWITH OR THEREWITH. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO EACH LOAN DOCUMENT TO WHICH SUCH PERSON IS A PARTY.

     IN WITNESS WHEREOF, the Guarantor has caused this Completion Guaranty to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

                                              BOYD GAMING CORPORATION,
                                              a Nevada corporation


                                              By:
                                                 -------------------------------
                                                 Title: Executive Vice President


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